                             UNDERWRITING AGREEMENT

                                AIRCASTLE LIMITED

                                  Common Shares

                             Underwriting Agreement

                                                             _____________, 2006

J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
   As Representatives of the
   several Underwriters listed
   in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

      Aircastle Limited, a Bermuda exempted company (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the
"Underwriters"), for whom you are acting as representatives (the
"Representatives"), an aggregate of _______ common shares, par value U.S. $0.01 per share, of the Company (the "Underwritten Shares") and, at the option of the
Underwriters, up to an additional ________ common shares of the Company (the
"Option Shares"). The Underwritten Shares and the Option Shares are herein referred to as the "Shares". The common shares of the Company to be issued and outstanding after giving effect to the sale of the Shares are herein referred to as the "Stock".

      As part of the offering contemplated by this Agreement, the Underwriters have agreed to reserve on a pro rata basis out of the Shares set forth opposite their names on Schedule 1 to this Agreement, up to ___ common shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants") (the "Directed Share Program").
The Shares to be sold by or on behalf of the Underwriters pursuant to the
Directed Share Program (the "Directed Shares") will be sold pursuant to this
Agreement at the public offering price. Any Directed Shares not confirmed for purchase by any Participants via the Company's Directed Share Program web site or orally by telephone by midnight, New York City time, on the date on which this Agreement is executed will be offered to the public with the remaining
Shares.

      The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

      1.    Registration Statement. The Company has prepared and filed with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder
(collectively, the "Securities Act"), a registration statement on Form S-1 (File
No. 333-134669), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness ("Rule
430A Information"), is referred to herein as the "Registration Statement"; and
as used herein, the term "Preliminary Prospectus" means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective (including any prospectus wrapper or Directed Share Program material prepared by or with the consent of the Company for distribution in connection with the Directed Share Program attached to or included with any preliminary prospectus), any prospectus filed with the Commission pursuant to Rule 424(a)
under the Securities Act and the prospectus included in the Registration
Statement at the time of its effectiveness that omits Rule 430A Information, and the term "Prospectus" means the final prospectus in the form first used (or made available to the Underwriters for delivery, upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with sales of the Shares
(including any prospectus wrapper or Directed Share Program material prepared by or with the consent of the Company for distribution in connection with the
Directed Share Program attached to or included with final prospectus). If the
Company has filed an abbreviated registration statement pursuant to Rule 462(b)
under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Shares were first made (the "Time of
Sale"), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the "Time of Sale Information"): a
Preliminary Prospectus dated August ___, 2006, and each "free-writing prospectus" (as defined pursuant to Rule 405 under the Securities Act) listed on
Annex B hereto.

      2.    Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell the Shares to the several Underwriters as provided in this
Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter's name in
Schedule 1 hereto at a price per share (the "Purchase Price") of U.S.$         .
The public offering price of the Shares is not in excess of the price
recommended by         , acting as a "qualified independent underwriter" within
the meaning of Rule 2720 of the Rules of Conduct of the National Association
of Securities Dealers, Inc.

                                        2

      In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase
Price.

      If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such
Underwriter in Schedule 1 hereto (or such number increased as set forth in
Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

      The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option
Shares as to which the option is being exercised and the date and time when the
Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

      (b)   The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell
Shares purchased by it to or through any Underwriter.

      (c)   Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of __________________ at
10:00 A.M., New York City time, on _____, 2006, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters'
election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the "Additional Closing Date".

      Payment for the Shares to be purchased on the Closing Date or the
Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive

                                        3

form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the
Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan
Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

      (d)   The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the
Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.
Additionally, none of the Representatives or other Underwriters are advising the
Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

      3.    Representations and Warranties of the Company. The Company
represents and warrants to each Underwriter that:

      (a)   Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each
Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the
Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

      (b)   Time of Sale Information. The Time of Sale Information, at the Time
of Sale did not, and at the Closing Date and as of the Additional Closing Date,
as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Time of
Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the
Prospectus has been omitted therefrom.

                                        4

      (c)   Issuer Free Writing Prospectus. Other than the Preliminary
Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any "written communication" (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the
Company or its agents and representatives (other than a communication referred to in clause (i) below) an "Issuer Free Writing Prospectus") other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the
Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto and other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing
Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the
Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the
Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

      (d)   Registration Statement and Prospectus. The Registration Statement
has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the Company's knowledge, no proceeding for that purpose or pursuant to
Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the Company's knowledge, is contemplated or threatened by the Commission; as of the applicable effective date of the Registration
Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and neither the
Registration Statement nor any amendment thereto contained or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the
case may be, neither the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the
Registration Statement and the Prospectus and any amendment or supplement thereto.

      (e)   Financial Statements. The financial statements together with the related notes thereto of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Information and the Prospectus
comply in all material respects with the

                                        5

applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules, if any, included in the Registration Statement present fairly in all material respects the information required to be stated therein;
and the other financial information included in the Registration Statement, the
Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the
Registration Statement, the Time of Sale Information and the Prospectus.

      (f)   No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the
Time of Sale Information and the Prospectus, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the
Prospectus, (i) there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of shares, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (other than changes (a) in the ordinary course of business in amounts outstanding under the
Company's credit facilities or repurchase agreements described in the
Registration Statement, the Time of Sale Information and the Prospectus, or (b)
due to issuances of the Company's common shares or securities convertible or exercisable into the Company's common shares under the Company's employee benefit and option plans described in the Registration Statement, the Time of
Sale Information and the Prospectus, including the settlement of a restricted share award), (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority which is material to the Company and its subsidiaries taken as a whole.

      (g)   Organization and Good Standing. The Company and each "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X) of the Company, which are listed on Schedule 2 of this Agreement (the "Significant Subsidiaries"), have been duly organized and are validly existing and in good standing under the laws of their respective jurisdiction of incorporation or formation, as applicable, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and

                                        6

authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial position, shareholders' equity, results of operations or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). The Company does not own or control, directly or indirectly, any company, corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21.1 to the Registration
Statement and (ii) subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" (as defined in Rule
1-02 of Regulation S-X).

      (h)   Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the
Prospectus under the heading "Capitalization"; all the issued shares of the
Company have been duly and validly authorized and issued and are fully paid and non-assessable (except for directors' qualifying shares, if any, and except as set forth in the Registration Statement, the Time of Sale Information and the
Prospectus) and except as described in or expressly contemplated by the
Registration Statement, the Time of Sale Information and the Prospectus, are not
subject to any preemptive or similar rights; there are no outstanding rights
(including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of shares in the capital of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the
Time of Sale Information and the Prospectus; and all the outstanding shares or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable
(except for directors' qualifying shares and except as set forth in the
Registration Statement, the Time of Sale Information and the Prospectus) and,
except as otherwise described in the Registration Statement, the Time of Sale
Information and the Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

      (i)   Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

      (j)   Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

      (k)   The Shares. The Shares have been duly authorized for issuance and sale by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration
Statement, the Time of Sale Information and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

                                        7

      (l)   No Violation or Default. Neither the Company nor any of its
subsidiaries is (i) in violation of its charter, memorandum of association, bye-laws or similar organizational documents, as applicable, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (i) above, with respect to subsidiaries of the Company other than the Significant Subsidiaries and in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a
Material Adverse Effect.

      (m)   No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, memorandum of association, bye-laws or similar organizational documents of the
Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (i) and
(iii) above, for any such conflict, breach or violation that would not, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect.

      (n)   No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority, in Bermuda, the United States or otherwise, is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Securities Act, (ii) such as have already been obtained or as may be required by the rules of the New York Stock Exchange (the "NYSE") or the
National Association of Securities Dealers, Inc., (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (iv) the filing of the
Prospectus under the Companies Act of 1981 of Bermuda in connection with the offer and sale of the Shares and (v) such as may be required and have been obtained from the Bermuda Monetary Authority.

      (o)   Legal Proceedings. Except as described in the Registration
Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits, proceedings, inquiries or investigations pending to which the

                                        8

Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse
Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; no such investigations, actions, suits, proceedings, inquiries or investigations are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits, proceedings, inquiries or investigations that are required under the Securities Act to be described in the
Registration Statement or the Prospectus that are not so described in the
Registration Statement, the Time of Sale Information and the Prospectus and (ii)
there are no contracts or other documents that are required under the Securities
Act to be filed as exhibits to the Registration Statement or described in the
Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

      (p)   Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the
Commission and the Public Accounting Oversight Board (United States) and as
required by the Securities Act.

      (q)   Title to Real and Personal Property. Except as described in the
Registration Statement, the Time of Sale Information and the Prospectus, the
Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the
Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

      (r)   Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses;
and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others.

      (s)   No Undisclosed Relationships. No relationship, direct or, to the
Company's knowledge, indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and Fortress Investment Holdings LLC ("Fortress")
and the directors, officers, shareholders, members, customers or suppliers of the Company or Fortress or any of their respective subsidiaries or other affiliates, on the other, that is required by the Securities Act to be

                                        9

described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

      (t)   Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information
and the Prospectus, will not be required to register as an "investment company"
or an entity "controlled" by an "investment company" within the meaning of the
Investment Company Act of 1940, as amended, and the rules and regulations of the
Commission thereunder (collectively, "Investment Company Act").

      (u)   Taxes. The Company and its subsidiaries have paid all Bermuda,
Ireland, U.S. federal, state and local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except with respect to taxes and tax returns contested in good faith and except where the failure to so pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no
tax deficiency has been determined adversely to the Company or any of its subsidiaries or any of their respective properties or assets which would, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect; and the Company does not have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      (v)   Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Bermuda, Ireland, U.S.
federal, state and local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration
Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the
Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or materially adverse modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

      (w)   No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the
Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, except, in each case, as would not have a Material Adverse Effect.

      (x)   Compliance With Environmental Laws. (i) The Company and its
subsidiaries (x) are in compliance with any and all applicable Bermuda, Ireland,
U.S. federal, state and local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "Environmental Laws"), (y) have received and are in

                                       10

compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of clauses (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

      (y)   Compliance With ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974,
as amended ("ERISA"), that is maintained, administered or contributed to by the
Company or any of its affiliates for employees or former employees of the
Company and its affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal
Revenue Code of 1986, as amended (the "Code"); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no
"accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions)
exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

      (z)   Accounting Controls. The Company (individually and on a consolidated basis) and its subsidiaries maintain systems of "internal control over financial reporting" (as defined in Rule 13a-15(f) of the Securities Exchange Act of 1934,
as amended, and the rules and regulations of the Commission thereunder
(collectively, the "Exchange Act")) sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (aa)  Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for entities engaged in similar businesses in similar industries and as are adequate in accordance with the
Company's reasonable business judgment to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to

                                       11

continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

      (bb)  No Unlawful Payments. None of the Company, any of the Company's
subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii)
violated or is in violation of any provision of the Foreign Corrupt Practices
Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

      (cc)  Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as
amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency
(collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money
Laundering Laws is pending or, to the knowledge of the Company, threatened.

      (dd)  Compliance with OFAC. None of the Company, any of the Company's subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets
Control of the U.S. Department of the Treasury ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

      (ee)  No Restrictions on Subsidiaries. Except as set forth in the
Registration Statement, the Time of Sale Information and the Prospectus, no
subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's properties or assets to the Company or any other subsidiary of the
Company.

      (ff)  No Broker's Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Shares.

                                       12

      (gg)  No Registration Rights. Except as set forth in the Registration
Statement, the Time of Sale Information and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the
Registration Statement with the Commission or the issuance and sale of the
Shares.

      (hh)  No Stabilization. The Company has not taken, directly or indirectly
(without giving any effect to activities by the Underwriters), any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

      (ii)  Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange
Act) contained in the Registration Statement, the Time of Sale Information or
the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      (jj)  Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale
Information or the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

      (kk)  Status under the Securities Act. The Company is not an ineligible issuer, as defined under the Securities Act, at the times specified in the
Securities Act in connection with the offering of the Shares.

      (ll)  Identification of Participants. The Company solely determined, without any direct or indirect participation by the Underwriters, the
Participants who will purchase Directed Shares (including the amounts to be purchased by such persons) sold in the offering by the Underwriters pursuant to the Directed Share Program.

      (mm)  Directed Share Program. The Registration Statement, the Prospectus
and the Time of Sale Information comply, and any further amendments or supplements thereto will comply, in all material respects, with any applicable laws or regulations of each jurisdiction in which the Time of Sale Information or the Prospectus, as amended or supplemented, if applicable, is distributed in connection with the Directed Share Program, and no authorization, approval, consent, license, order, registration or qualification of or with any court or governmental or regulatory authority, other than such as have been obtained or will be obtained or completed by the Closing Date, is necessary under the securities laws and regulations of any such jurisdiction. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i)
a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

      (nn)  Dividends. All dividends and other distributions declared and payable on the capital shares of the Company may under current laws and regulations of Bermuda be paid in any currency other than Bermuda dollars that may be freely transferred out of Bermuda, and all such dividends and other distributions will not be subject under such current laws and regulations to

                                       13

withholding or other taxes under the laws and regulations of Bermuda and are otherwise free and clear of any other tax, approval, authorization, registration or qualification of or with any governmental agency or body or any court in
Bermuda (other than as may apply to residents of Bermuda for Bermuda exchange control purposes); and other than as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no regulatory agency or body or other governmental authority has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or its subsidiaries.

      (oo)  Absence of Stamp or Transfer Taxes. No stamp or other issuance or transfer taxes of duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Bermuda or any political subdivision or taxing authority thereof or therein in connection with the sale and delivery outside Bermuda by the Underwriters of the Shares to the initial purchasers thereof; and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda governmental authority is payable in connection with the execution, delivery, filing, registration or performance of this Agreement.

      (pp)  Bermuda Status. The Bermuda Monetary Authority has designated the
Company as non-resident for exchange control purposes and has granted permission for the issue and subsequent transfer of the Shares, subject to the condition that the Shares shall be listed on the NYSE or any other appointed stock exchange; such permission has not been revoked and is in full force and effect, and the Company has no knowledge of any proceedings planned or threatened for the revocation of such permission; the Company is an "exempted company" under
Bermuda law and has not conducted its business in a manner that is prohibited for "exempted companies" under Bermuda law; and the Company has not received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission for the issue and subsequent transfer of the Shares, or its status as an
"exempted company."

      4.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

      (a)   Required Filings. The Company will file the Prospectus with the
Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to
10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

      Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering contemplated by this
Agreement, or until any earlier date that the Company notified or notifies the
Underwriters as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any
preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; provided,

                                       14

however, that this paragraph shall not apply to statements in or information from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter expressly for inclusion in such Issuer Free Writing Prospectus, it being understood and agreed upon that the only such information furnished by any
Underwriter consists of the information identified in Section 7(b) hereof.

      (b)   Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, four signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto
(without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the
Representatives may reasonably request. As used herein, the term "Prospectus
Delivery Period" means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

      (c)   Amendments or Supplements, Issuer Free Writing Prospectuses. Before
preparing, using, authorizing, approving, referring to or filing any Issuer Free
Writing Prospectus, and before filing any amendment or supplement to the
Registration Statement or the Prospectus, the Company will furnish to the
Representatives and counsel for the Underwriters a copy of the proposed Issuer
Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing
Prospectus or file any such proposed amendment or supplement to which the
Representatives reasonably object.

      (d)   Notice to the Representatives. The Company will advise the
Representatives promptly, and confirm such advice in writing, (i) when the
Registration Statement has become effective, (ii) when any amendment to the
Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any
amendment to the Prospectus has been filed, (iv) of any request by the
Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the
initiation or threatening of any proceeding for that purpose or pursuant to
Section 8A of the Securities Act, (vi) of the occurrence of any event within the
Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale
Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the
Prospectus, the Time of Sale Information or any such Issuer Free Writing
Prospectus is delivered to a purchaser, not misleading and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares

                                       15

for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the
Registration Statement, preventing or suspending the use of any Preliminary
Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use its best efforts to obtain as soon as possible the withdrawal thereof.

      (e)   Ongoing Compliance. (1) If during the Prospectus Delivery
Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the
Prospectus to comply with law, the Company will immediately notify the
Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the
Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the
Prospectus will comply with law and (2) if at any time prior to the Closing Date
(i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale
Information to comply with law, the Company will immediately notify the
Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the
Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

      (f)   Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the
Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the
Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. Furthermore, the Company covenants with the Representatives that the Company will comply in all material respects with all applicable U.S. securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

      (g)   Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated

                                       16

thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement, provided that (i) such delivery requirements to the Company's shareholders shall be deemed met by the Company's compliance with its reporting requirements pursuant to the Exchange Act if such compliance satisfies the conditions of Rule 158 and (ii) such delivery requirements to the Representatives shall be deemed met by the Company if the related reports are available on the Commission's Electronic Data Gathering,
Analysis and Retrieval System ("EDGAR").

      (h)   Clear Market. For a period of 120 days after the date of the
Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer, dispose of or hedge, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for
Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, (B) the grant of awards pursuant to employee benefit plans or arrangements described in the Registration Statement, the Time of Sale
Information and the Prospectus or approved by the Company's shareholders after the date hereof, including in connection with the settlement of restricted share units, (C) upon the exercise of an option or upon conversion or exchange of convertible or exchangeable securities disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (D) the issuance of securities to be registered pursuant to any registration statement on Form S-8 pursuant to any benefit plans or arrangements disclosed in the Registration Statement, the
Time of Sale Information and the Prospectus or approved by the Company's shareholders after the date hereof and (E) the issuance of up to 20% of the
Company's issued and outstanding common shares in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with, another entity. Notwithstanding the foregoing, if
(1) during the last 17 days of the 120-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 120-day restricted period, the
Company announces that it will release earnings results during the 16-day period beginning on the last day of the 120-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

      (i)   Use of Proceeds. The Company will apply the net proceeds
from the sale of the Shares in a manner consistent in all material respects with the description in the Registration Statement, the Time of Sale Information and
the Prospectus under the heading "Use of Proceeds".

      (j)   No Stabilization. The Company will not take, directly or
indirectly (it being understood that the Company makes no covenant or agreement as to the activities of any Underwriter), any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

                                       17

      (k)   Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NYSE.

      (l)   Reports. During a period of two years following the effective date of the Registration Statement, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications
(financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company's filing or furnishing of any of the foregoing materials with the
Commission that are publicly available on EDGAR or pursuant to any similar replacement electronic system approved by the Commission, shall be deemed to have been furnished to the Representatives at the time of such filing.

      (m)   Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing
Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

      (n)   Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

      (o)   Bermuda Filings. In connection with the offer and sale of the
Shares, the Company will make all filings required (i) under the Companies Act of 1981 of Bermuda and (ii) by the Bermuda Monetary Authority.

      (p)   Delivery of Qualified Electing Fund Information. The Company will make available to shareholders that have elected to treat the Company as a qualified electing fund ("QEF") under section 1295 of the Code such information as may be required in connection with such election, at the time and in the manner prescribed by the Code and Treasury regulations promulgated thereunder.

      (q)   Disclosure Controls. The Company and its subsidiaries will use their respective best efforts to implement and maintain an effective system of "disclosure controls and procedures" (as defined in Rule 13a-15(e) of the
Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it will file or submit under the
Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. Subsequent to implementation, the
Company and its subsidiaries will carry out evaluations of the effectiveness of such disclosure controls and procedures as required by Rule 13a-15 of the
Exchange Act.

      5.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

      (a)   It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any "free writing prospectus", as defined in Rule 405 under the Securities Act (which

                                       18

term includes use of any written information furnished to the Commission by the
Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no "issuer information" (as defined in Rule 433(h)(2)
under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free
Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i)
or (iii), an "Underwriter Free Writing Prospectus").

      (b)   It has not and will not distribute any Underwriter Free
Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

      (c)   It has not and will not, without the prior written consent of the
Company, use any free writing prospectus that contains the final terms of the
Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

      (d)   It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

      (e)   It is not subject to any pending proceeding under Section 8A of the
Securities Act with respect to the offering (and will promptly notify the
Company if any such proceeding against it is initiated during the Prospectus
Delivery Period).

      6.    Conditions of Underwriters' Obligations. The obligation of each
Underwriter to purchase the Underwritten Shares on the Closing Date or the
Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

      (a)   Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each
Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with
Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the
Representatives.

      (b)   Representations and Warranties. The representations and
warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the
case may be, and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

                                       19

      (c)   No Downgrade. Subsequent to the execution and delivery of this
Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities
Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

      (d)   No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the
Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional
Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

      (e)   Officer's Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the
Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and
the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and (iii) to the effect set forth in paragraphs
(a), (c) and (d) above.

      (f)   Comfort Letters. On the date of this Agreement and on the Closing
Date or the Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the
Underwriters, in form and substance reasonably satisfactory to the
Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the
Registration Statement, the Time of Sale Information and the Prospectus;
provided, that the letter delivered on the Closing Date or the Additional
Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

      (g)   Opinions of Counsel for the Company. Skadden, Arps, Slate, Meagher &
Flom LLP, U.S. counsel for the Company, Conyers Dill & Pearman, special Bermuda counsel for the Company, and David Walton, General Counsel of the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions, dated the Closing Date or the Additional Closing Date, as the
case may be, and addressed to the Underwriters, in form and

                                       20

substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-1, Annex C-2 and Annex C-3 respectively, hereto.

      (h)   Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as
the case may be, an opinion of Sidley Austin LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

      (i)   No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Bermuda or U.S. federal or state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as
the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any Bermuda or U.S. federal or state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date,
as the case may be, prevent the issuance or sale of the Shares.

      (j)   Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Significant
Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

      (k)   Exchange Listing. The Shares to be delivered on the Closing Date or
Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

      (l)   Lock-up Agreements. The "lock-up" agreements, each substantially in the form of Annex D hereto, between you and the Company's shareholders, executive officers, directors and Participants relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the
Closing Date.

      (m)   Additional Documents. On or prior to the Closing Date or the
Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the
Representatives may reasonably request.

      All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

      7.    Indemnification and Contribution.

      (a)   Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section
15 of the Securities Act or Section 20

                                       21

of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information
(including any Time of Sale Information that has subsequently been amended) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the
Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

      The Company agrees to indemnify and hold harmless the Underwriters and any selling group member participating in the Directed Share Program, their affiliates, directors and officers and each person who controls each Underwriter or any selling group member participating in the Directed Share Program within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act from and against any and all losses, claims, damages and liabilities
(including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper or Directed Share Program material prepared by or with the consent of the Company for distribution in connection with the
Directed Share Program attached to or included with the Prospectus or any preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading, (ii)
are caused by the failure of any Participant to pay for and accept delivery of the Shares which were subject to a properly confirmed agreement to purchase or
(iii) are related to, arise out of, or are in connection with the Directed Share
Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted from the bad faith, gross negligence or willful misconduct of the
Underwriters or any selling group member participating in the Directed Share
Program.

      The Company also agrees to indemnify and hold harmless Deutsche Bank
Securities Inc. (the "QIU"), its affiliates, directors and officers and each person, if any, who controls the QIU within the meaning of Section 15 of the
Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of QIU's participation as a "qualified independent underwriter" within the meaning of the
Rules of

                                       22

Conduct of the National Association of Securities Dealers, Inc. in connection with the offering of the Shares.

      (b)   Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the
Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale
Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the
Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the first and second sentences of the fourth paragraph under the caption "Underwriting," (ii) the third, fourth and fifth sentences of the fourth paragraph under the caption "Underwriting," (iii) the eighth, fifteenth and sixteenth paragraphs under the caption "Underwriting" and
(iv) the second and third sentences of the seventeenth paragraph under the caption "Underwriting"[; and the following information in the Issuer Free
Writing Prospectus dated _______, 20__: [insert description of information provided by Underwriters].

      (c)   Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified
Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying
Person shall not relieve it from any liability that it may have to an
Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying
Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the
Indemnified Person shall have mutually agreed to the contrary, (ii) the
Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnifying Person
does not diligently defend the action after assumption of the defense or (iv)
such Indemnified Person or Persons shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the Indemnifying Persons (in which case the

                                       23

Indemnifying Persons shall not have the right to direct the defense of such action on behalf of the Indemnified Person or Persons). It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred; provided, however that if indemnity may be sought pursuant to the third paragraph of Section 7(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their affiliates and such control persons of the Underwriters the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU, in its capacity specified in such paragraph, its respective affiliates and all persons, if any, who control the
QIU, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc. or, in the case of the third paragraph of Section 7(a) above, the QIU, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the
Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying
Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and, (ii) the Indemnifying
Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

      (d)   Contribution. If the indemnification provided for in paragraphs (a)
and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each
Indemnifying Person under such paragraph, in lieu of indemnifying such
Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, (both in their capacity as underwriters and in connection with the Directed Share
Program) or the QIU in its capacity as a "qualified independent underwriter", as the case may be, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not

                                       24

only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters (both in their capacity as underwriters and in connection with the Directed Share Program) or the QIU in its capacity as a "qualified independent underwriter", as the case may be, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters (both in their capacity as underwriters and in connection with the Directed Share Program) or the QIU in its capacity as a "qualified independent underwriter", as the case may be, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the
Prospectus, or the fee to be received by the QIU in its capacity as a "qualified independent underwriter", as the case may be, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the
Underwriters (both in their capacity as underwriters and in connection with the
Directed Share Program) or the QIU in its capacity as a "qualified independent underwriter", as the case may be, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters (both in their capacity as underwriters and in connection with the Directed Share
Program) or the QIU in its capacity as a "qualified independent underwriter", as the case may be, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      (e)   Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.
The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The
Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

      (f)   Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

                                       25

      8.    Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

      9.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the
NYSE, the American Stock Exchange, the National Association of Securities
Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile
Exchange or the Chicago Board of Trade, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State or Bermuda authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the
Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the
Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

      10.   Defaulting Underwriter. (a) If, on the Closing Date or the
Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting
Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the
Company or counsel for the Underwriters may be necessary in the Registration
Statement and the Prospectus or in any other document or arrangement, and the
Company agrees to promptly prepare any amendment or supplement to the
Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this
Agreement unless the context otherwise requires, any person not listed in
Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

      (b)   If, after giving effect to any arrangements for the purchase of the
Shares of a defaulting Underwriter or Underwriters by the non-defaulting
Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional
Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of
Shares that such Underwriter agreed to purchase hereunder on such date plus such
Underwriter's pro rata share (based on the number of Shares that such
Underwriter agreed to purchase on such date) of the

                                       26

Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

      (c)   If, after giving effect to any arrangements for the purchase of the
Shares of a defaulting Underwriter or Underwriters by the non-defaulting
Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional
Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase
Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

      (d)   Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

      11.   Payment of Expenses. (a) Whether or not the transactions
contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in connection therewith, (ii) the costs incident to the preparation, printing and filing under the Securities Act of the
Registration Statement, the Preliminary Prospectus, any Issuer Free Writing
Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof,
(iii) the costs of reproducing and distributing this Agreement, (iv) the fees and expenses of the Company's counsel and independent accountants, (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters), (vi) the cost of preparing share certificates, (vii) the costs and charges of any transfer agent and any registrar, (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of
Securities Dealers, Inc. (including the fees and expenses of QIU acting as
"qualified independent underwriter" within the meaning of the aforementioned
Rule 2720 of The Rules of Conduct), (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors, (x) all expenses and application fees related to the listing of the Shares on the
Exchange and (xi) all fees and disbursements of counsel incurred by the
Underwriters in connection with the Directed Share Program, including the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of any prospectus wrapper or the Directed Share Program material and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the
Directed Share Program.

                                       27

      (b)   If (i) this Agreement is terminated pursuant to clause (ii) of
Section 9 hereof, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the
Shares for any reason permitted under this Agreement (other than following termination of this Agreement pursuant to clauses (i), (iii) or (iv) of Section
9 hereof), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this
Agreement and the offering contemplated hereby.

      12.   Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

      13.   Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the
Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

      14.   Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in
Rule 405 under the Securities Act.

      15.   Submission to Jurisdiction; Process Agent; Waiver of Trial by Jury.
The Company irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of
Manhattan, The City of New York, New York (each, a "New York Court"), (ii)
waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled
(including sovereign immunity, immunity to pre-judgment attachment, post judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Bermuda. The Company has appointed _________________________, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York
Court by the Underwriters or by any person who controls an Underwriter, expressly consents to the jurisdiction of any such court in respect of any such court

                                       28

in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto.
Such appointments shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      16.   Judgment Currency. In respect to any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the
"judgment currency") other than United States dollars, the Company will indemnify the Underwriters against any loss incurred by the Underwriters as a result of any variation as between (a) the rate of exchange at which the United
States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which the Underwriters are able to purchase United States dollars with the amount of judgment currency on the date the judgment currency is actually received by the Underwriters. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

      17.   Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by any Representative on behalf of the
Underwriters, and any such action taken by any Representative shall be binding upon the Underwriters.

      (b)   Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 277 Park
Avenue, New York, New York 10172 (fax: (212) 622-8358); Attention: Equity
Syndicate Desk. Notices to the Company shall be given to it c/o Aircastle
Advisor LLC, 300 First Stamford Place, 5th Floor, Stamford, Connecticut 06902,
(fax: (203) 504-1021); Attention: General Counsel.

      (c)   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      (d)   Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

      (e)   Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                                       29

      (f)   Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                                       30

      If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                            Very truly yours,

                                            AIRCASTLE LIMITED

                                            By_______________________
                                               Name:
                                               Title:

Accepted: __________, 2006

J.P. MORGAN SECURITIES INC.
BEAR, STEARNS & CO. INC.
CITIGROUP GLOBAL MARKETS INC.
  For itself and on behalf of the
  several Underwriters listed
  in Schedule 1 hereto.

By_________________________________
       Authorized Signatory

                                       31

                                                                      Schedule 1

Underwriter                                 Number of Shares

J.P. Morgan Securities Inc.
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Calyon Securities (USA) Inc.
Deutsche Bank Securities Inc.

                                            _________________________
                                      Total

                                       32

                                                                      Schedule 2

                     Significant Subsidiaries of the Company

                                    [TO COME]

                                       33

                                                                         Annex A

                                 Pricing Script

                                    [TO COME]

                                       34

                                                                         Annex B

                  Schedule of Issuer Free Writing Prospectuses

                                    [TO COME]

                                       35

                                                                       Annex C-1

           Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

                                    [TO COME]

                                       36

                                                                       Annex C-2

                    Form of Opinion of Conyers Dill & Pearman

                                    [TO COME]

                                       37

                                                                       Annex C-3

                       Form of Opinion of General Counsel

                                    [TO COME]

                                       38

                                                                         Annex D

                     Form of Shareholders' Lock-up Agreement

                                    [TO COME]

                                       39